Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-104493

                                                           Prospectus Supplement
                                            (to Prospectus dated April 24, 2003)

                            LNR PROPERTY CORPORATION

         5.5% Contingent Convertible Senior Subordinated Notes Due 2023

This Prospectus Supplement supplements the Prospectus dated April 24, 2003 relating to $235,000,000 aggregate principal amount of our 5.5% Contingent Convertible Senior Subordinated Notes Due 2023 and the shares of our common stock into which those Notes are convertible.

The following are the Selling Securityholders at the date of this Prospectus Supplement. We obtained the information about Notes beneficially owned and that may be offered by the Prospectus, and about shares of Common Stock beneficially owned, from the individual Selling Securityholders. We have not attempted to verify that information.

------------------------------------------------------------------------------------------------------------------------------------
                                                                               Principal Amount of Notes         Number of Shares of
                                                                      Beneficially Owned and That May Be                Common Stock
Selling Securityholder                                                        Offered by this Prospectus       Beneficially Owned(1)
------------------------------------------------------------------------------------------------------------------------------------
Innovest Finanzdienstle                                                                       $1,500,000                      33,127
S.A.C. Capital Associates, LLC                                                                $2,000,000                      44,169
BNP Paribas Equity Strategies, SNC                                                           $11,571,000                     255,543
CooperNeff Convertible Strategies (Cayman) Master Fund, LP                                    $7,917,000                     174,845
Context Convertible Arbitrage Offshore Ltd.                                                     $415,000                       9,165
Context Convertible Arbitrage Fund, LP                                                          $665,000                      14,686
Arkansas PERS                                                                                   $385,000                       8,502
ICI American Holdings Trust                                                                     $125,000                       2,760
Zeneca Holdings Trust                                                                           $135,000                       2,981
Delaware PERS                                                                                   $540,000                      11,925
Syngenta AG                                                                                      $90,000                       1,987
Prudential Insurance Co of America                                                               $35,000                         772
Boilermakers Blacksmith Pension Trust                                                           $500,000                      11,042
State of Oregon/Equity                                                                        $1,700,000                      37,544
Duke Endowment                                                                                   $95,000                       2,098
Louisiana CCRF                                                                                   $70,000                       1,545
Delta Airlines Master Trust                                                                     $225,000                       4,969
Froley Revy Investment Convertible Security Fund                                                 $55,000                       1,214
Sturgeon Limited                                                                              $1,512,000                      33,392
JP Morgan Securities Inc.                                                                    $12,750,000                     281,581
Akela Capital Master Fund, Ltd.                                                               $5,000,000                     110,424
Laurel Ridge Capital LP                                                                       $1,000,000                      22,084

                                                Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-104493

                                                           Prospectus Supplement
                                            (to Prospectus dated April 24, 2003)

------------------------------------------------------------------------------------------------------------------------------------
                                                                               Principal Amount of Notes         Number of Shares of
                                                                      Beneficially Owned and That May Be                Common Stock
Selling Securityholder                                                        Offered by this Prospectus       Beneficially Owned(1)
------------------------------------------------------------------------------------------------------------------------------------
Alpine Associates                                                                             $9,700,000                     214,222
Alpine Partners, L.P.                                                                         $1,300,000                      28,710
Tribeca Investments L.T.D.                                                                    $2,000,000                      44,169
Grace Convertible Arbitrage Fund, Ltd.                                                        $5,000,000                     110,424
LLT Limited                                                                                     $156,000                       3,445
Wachovia Securities Inc.                                                                      $8,500,000                     187,720
Common Fund Event Driven Co, Ltd. c/o Levco                                                      $65,000                       1,435
Levco Alternative Fund Ltd.                                                                   $2,197,000                      48,520
Citi JL Ltd.                                                                                     $87,000                       1,921
Lyxor/JLC Fund Ltd.                                                                             $167,000                       3,688
Purchase Associates, L.P.                                                                       $484,000                      10,689
Highbridge International LLC                                                                 $33,000,000                     728,798
Forest Fulcrum Fund LLP                                                                         $404,000                       8,922
BGI Global Investors c/o Forest Investment Management LLC                                       $168,000                       3,710
Forest Multi-Strategy Master Fund SFC, on behalf of Series F,                                   $204,000                       4,505
   Multi-Strategy Segregated Portfolio
Zurich Master Hedge Fund c/o Forest Investment Management LLC                                   $260,000                       5,742
Forest Global Convertible Fund Series A-5                                                     $1,896,000                      41,872
Lyxor Master Fund c/o Forest Investment Management LLC                                          $632,000                      13,957
Relay 11 Holdings c/o Forest Investment Management LLC                                           $80,000                       1,766
RBC Alternative Assets LP c/o Forest Investment Management LLC                                  $160,000                       3,533
RBC Alternative Assets LP                                                                       $500,000                      11,042
Sphinx Convertible Arbitrage c/o Forest Investment Management                                    $40,000                         883
   LLC
Banc of America Securities LLC                                                                $4,400,000                      97,173
Sunrise Partners Limited Partnership                                                         $13,875,000                     306,426
Man Convertible Bond Master Fund, Ltd.                                                        $3,622,000                      79,991
St. Thomas Trading, Ltd.                                                                     $10,378,000                     229,196
Arbitex Master Fund L.P.                                                                      $3,000,000                      66,254
Thomas Weisel Partners                                                                          $350,000                       7,729
Deutsche Bank Securities Inc.                                                                 $3,245,000                      71,665
DBAG Tewksbury Capital                                                                          $250,000                       5,521
Zurich Institutional Benchmarks Master Fund LTD                                               $2,050,000                      45,273
Zazove Income Fund L.P.                                                                       $2,850,000                      62,941
Zazove Hedged Convertible Fund L.P.                                                           $2,850,000                      62,941
Zazove Convertible Arbitrage Fund L.P.                                                        $3,550,000                      78,401

                                                Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-104493

                                                           Prospectus Supplement
                                            (to Prospectus dated April 24, 2003)

------------------------------------------------------------------------------------------------------------------------------------
                                                                               Principal Amount of Notes         Number of Shares of
                                                                      Beneficially Owned and That May Be                Common Stock
Selling Securityholder                                                        Offered by this Prospectus       Beneficially Owned(1)
------------------------------------------------------------------------------------------------------------------------------------
HFR CA Select Fund                                                                            $1,050,000                      23,189
San Diego County Employees Retirement Association                                             $1,650,000                      36,439
Sage Capital                                                                                  $5,500,000                     121,466
Royal Bank of Canada                                                                          $1,000,000                      22,084
CQS Convertible & Quantitative Strategies Master Fund Limited                                $16,000,000                     353,356
Alexandra Global Master Fund, Ltd                                                             $3,500,000                      77,296
Quest Global Convertible Master Fund, Ltd.                                                    $1,000,000                      22,084
NMS Services (Cayman) Inc.                                                                    $1,000,000                      22,084
PRS Convertible Arbitrage Master Fund L.P.                                                    $2,000,000                      44,169
                                                                                              ----------                      ------
                                                                                            $198,405,000                   4,381,705

(1) Including the shares the selling securityholder would acquire if the selling securityholder converted all its Notes.

December 9, 2003